As filed with the Securities and Exchange Commission on December 17, 2014

Registration No. 333-194482

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Stream Flow Media, Inc.

 (Exact name of registrant as specified in its charter)

                                          Colorado

 (State or other jurisdiction of incorporation or organization)

                                            7371

 (Primary Standard Industrial Classification Code Number)

                                       46-3073820

 (I.R.S. Employer Identification Number)

                             16019 Raptor Ct., Charlotte, NC  28278; Tel: (704) 840-5619, Fax: (503) 907-8052

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

                    16019 Raptor Ct., Charlotte, NC  28278; Tel: (704) 840-5619; Tel: (503) 907-8052

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Taurus Financial Partners, LLC, c/o The Mailbox #5241, P. O. Box 523882, Miami, FL  33152-3882

Tel: (512) 772-1542; Fax: (512) 772-1569

                  As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐                                                                                                        Accelerated Filer    ☐

Non-Accelerated Filer   ☐  (Do not check if a smaller reporting company)            Smaller Reporting Company ☒

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Explanatory Note

On March 11, 2014, Stream Flow Media, Inc. (“Stream Flow”) filed with the Securities and Exchange Commission (“Commission”) a registration statement on Form S-1 (File No. 333-194482) (“Registration Statement”) to register the offer and sale of up to 25,000,000 shares of Stream Flow common stock, $0.001 par value, offered by Stream Flow and 125,000 of Stream Flow common stock by certain Selling Stockholders (“Selling Stockholders”).  The Registration Statement was declared effective by the Commission on July 7, 2014.  As of December 17, 2014 Stream Flow sold 900,000 shares of its common stock pursuant to this Registration Statement for aggregate gross proceeds of $9,000 from the sale of these shares.

Deregistration of Securities

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the remaining 24,100,000 unsold shares of Stream Flow common stock offered by Stream Flow under the Registration Statement.  The Selling Stockholders may continue to sell any unsold shares they may continue to hold pursuant to the Registration Statement.  Accordingly, Stream Flow hereby deregisters the remaining 24,100,000 unsold shares of its common stock offered by Stream Flow pursuant to the Registration Statement.

Common Shares Outstanding

As of December 17, 2014, Stream Flow had 101,150,000 shares of its common stock, $0.001 par value, issued and outstanding.  Of these shares, 1,025,000 were unrestricted and deemed to comprise Stream Flow’s public “float”.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on the 17th day of December, 2014.

STREAM FLOW MEDIA, INC.

By:

/s/ Gregory Galanis

Gregory Galanis

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the listed capacities on December 17, 2014:

By:

/s/ Gregory Galanis

Gregory Galanis

President, Chief Executive Officer,

Secretary, Treasurer, Chief Financial Officer,

Principal Executive Officer,

Principal Financial Officer,

Principal Accounting Officer, and Sole Director

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